PRESS RELEASE
August 11, 2008

CENTURY CASINOS REPORTS Q2 2008 EARNINGS

COLORADO SPRINGS, Colorado, August 11, 2008 – Century Casinos, Inc. (NASDAQ Capital Market® and Vienna Stock Exchange: CNTY) reported today the financial results for the three and six months ended June 30, 2008.

Second Quarter 2008

For the second quarter of 2008, net operating revenue was $21,546,000 and consolidated Adjusted EBITDA* was $4,550,000. This represents a 5% decrease in net operating revenue over the same quarter of last year ($22,673,000 in the second quarter of 2007) and a 5% decrease in consolidated Adjusted EBITDA* ($4,784,000 in the second quarter of 2007). Declines in net operating revenue at our properties in Colorado were partially offset by an increase in net operating revenue at the Company’s property in Edmonton.

The Company reported net earnings of $835,000, or $0.04 per basic and fully diluted share for the second quarter of 2008. Net earnings for the second quarter of 2007 were $1,041,000, or $0.04 per fully diluted share ($0.05 per basic share).

Six months ended June 30, 2008

For the first six months of 2008, net operating revenue was $42,526,000 and consolidated Adjusted EBITDA* was $8,943,000. This represents a 3% decrease in net operating revenue over the same period of last year ($43,734,000 in the first six months of 2007) and a 10% decrease in consolidated Adjusted EBITDA* ($9,989,000 in the first six months of 2007). Declines in net operating revenue at our properties in Colorado, particularly at Womacks, and a decline in the average exchange rate between the U.S. dollar and South African rand (“rand”) were partially offset by an improvement in net operating revenue at the Company’s property in Edmonton.

The Company reported net earnings of $1,376,000, or $0.06 per basic and fully diluted share for the six months ended June 30, 2008. Net earnings for the first six months of 2007 were $2,583,000, or $0.11 per basic and fully diluted share.

Property Results

Century Casino & Hotel (Edmonton, Alberta, Canada) – Net operating revenue at the Century Casino & Hotel in Edmonton increased 29% to $5,795,000 for the second quarter of 2008 compared to $4,480,000 for the second quarter of 2007.  Adjusted EBITDA* was $2,262,000 for the second quarter of 2008 and $1,165,000 for the second quarter of 2007, an increase of 94%. In the second half of 2007, the Company converted a dinner theater to a showroom venue that has drawn better attendance. The Alberta Gaming and Liquor Commission increased the number of slot machines at the casino from 600 to 650 in September 2007. In addition, the Company introduced 24-hour poker at the casino during the fourth quarter of 2007.  All of these factors have led to additional play at the casino.

Net operating revenue at the Century Casino & Hotel in Edmonton increased 32% to $11,352,000 for the six months ended June 30, 2008 compared to $8,632,000 for the six months ended June 30, 2007. Adjusted EBITDA* was $4,190,000 for the six months ended June 30, 2008 compared to $2,148,000 in the same 2007 period, a 95% increase.

  * See discussion and reconciliation of Adjusted EBITDA below.
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Womacks Casino (Cripple Creek, Colorado, USA) - Net operating revenue at Womacks Casino in Cripple Creek, Colorado decreased 36% to $2,859,000 for the second quarter of 2008 from $4,440,000 for the second quarter of 2007.  Gaming revenue in the Cripple Creek market as a whole declined 7.9% compared to a 35.4% decline at Womacks.  Management attributes this to a decline in consumer discretionary income, increased fuel prices and a smoking ban that went into effect on January 1, 2008. In addition, management believes that Womacks lost a significant amount of its customers due to a renovation that began during the fourth quarter of 2007 and continued through the first quarter of 2008. Finally, in late May 2008, a new larger casino opened in Cripple Creek.  The Company is reviewing strategies to improve revenue at Womacks. The Company has replaced the property manager and reduced staffing levels at the casino. Womacks’ Adjusted EBITDA* for the second quarter of 2008 was $433,000 compared to $1,679,000 in the second quarter of 2007. The decrease in Adjusted EBITDA* is due to the decline in revenue, which management believes was a result of the above mentioned factors.

Womacks’ net operating revenue was $5,741,000 for the six months ended June 30, 2008 compared to $8,499,000 for the six months ended June 30, 2007. Gaming revenue in the Cripple Creek market as a whole declined 10.2% compared to a 30.2% decline at Womacks.  Womacks’ Adjusted EBITDA* for the six months ended June 30, 2008 was $712,000 compared to $2,972,000 in the same 2007 period. The decrease in Adjusted EBITDA* is primarily due to the decline in revenue.

Century Casino and Hotel (Central City, Colorado, USA) – Net operating revenue at the Century Casino and Hotel decreased 9% to $4,617,000 for the second quarter of 2008 compared to $5,060,000 reported for the second quarter of 2007.  Adjusted EBITDA* for the second quarter of 2008 increased to $1,216,000 compared to $1,078,000 in the second quarter of 2007. The increase in Adjusted EBITDA* is primarily due to a decrease in general and administrative expenses resulting from a property tax accrual adjustment in the second quarter of 2007. Gaming revenue in the Central City market as a whole decreased 15.7% compared to a decrease of 10.8% for the Century Casino and Hotel.

The Century Casino and Hotel’s net operating revenue was $9,024,000 for the six months ended June 30, 2008 compared to $9,575,000 for the six months ended June 30, 2007, a decline of 5.8%. Gaming revenue in the Central City market as a whole decreased 12.6% compared to a decrease of 7.7% for the Century Casino and Hotel. The Century Casino and Hotel’s Adjusted EBITDA* for the six months ended June 30, 2008 was $2,051,000 compared to $2,133,000 in the same 2007 period. The decrease in Adjusted EBITDA* is primarily due to the decline in revenue.

On December 31, 2007, the Company acquired the remaining 35% of all issued and outstanding partnership units from the minority investor in its casino in Central City, Colorado. The Company now recognizes the casino’s net income or losses at 100% going forward.

The Caledon Hotel, Spa and Casino (Caledon, South Africa) – Net operating revenue at the Caledon decreased 8% to $4,071,000 for the second quarter of 2008 compared to $4,414,000 reported for the second quarter of  2007, primarily due to a decline in the average exchange rate between the U.S. dollar and South Africa rand. Net operating revenue in rand increased to ZAR 31,603,000 for the second quarter of 2008 from ZAR 31,252,000 for the second quarter of 2007. Our market share of the Western Cape gaming revenue declined from 5.0% for the second quarter of 2007 to 4.7% for the second quarter of 2008. In June 2007, a competitor in Cape Town added 500 slot machines to its gaming floor. This represents a 16% increase in gaming positions in the Western Cape. The Caledon maintained net operating revenue at levels near 2007 despite the increase in gaming positions in the market, lower consumer discretionary income resulting from increased interest rates and higher fuel and food costs. The Caledon Hotel, Spa and Casino’s Adjusted EBITDA* for the second quarter of 2008 was $1,380,000 compared to $1,733,000 in the second quarter of 2007. The decrease in Adjusted EBITDA* is primarily due to the decline in the average exchange rate and in revenue.

  * See discussion and reconciliation of Adjusted EBITDA below.
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The Caledon Hotel, Spa and Casino’s net operating revenue was $8,289,000 for the six months ended June 30, 2008 compared to $8,798,000 for the six months ended June 30, 2007. The decrease is primarily due to the decline in the average exchange rate between the U.S. dollar and rand. In rand, net operating revenue was ZAR 63,312,000 for the six months ended June 30, 2008 compared to ZAR 62,694,000 for the six months ended June 30, 2007. Our market share of the Western Cape gaming revenue declined from 5.0% for the six months ended June 30, 2007 to 4.7% for the six months ended June 30, 2008. As mentioned above, in June 2007, a competitor in Cape Town added 500 slot machines to its gaming floor. This represents a 16% increase in gaming positions in the Western Cape. The Caledon Hotel, Spa and Casino maintained net operating revenue at levels near 2007 despite the increase in gaming positions in the market, lower consumer discretionary income resulting from increased interest rates and higher fuel and food costs. The Caledon Hotel, Spa and Casino’s Adjusted EBITDA* for the six months ended June 30, 2008 was $2,884,000 compared to $3,249,000 in the same 2007 period. The decrease in Adjusted EBITDA* is primarily due to the decline in the average exchange rate and in revenue.

Century Casino and Hotel (Newcastle, South Africa) – Net operating revenue decreased 6% to $2,886,000 for the second quarter of 2008 compared to $3,057,000 reported for the second quarter of 2007, primarily due to a decline in the average exchange rate between the U.S. dollar and rand. Net operating revenue in rand increased 3% to ZAR 22,395,000 for the second quarter of 2008 from ZAR 21,726,000 for the second quarter of 2007. The Century Casino and Hotel’s Adjusted EBITDA* for the second quarter of 2008 was $256,000 compared to $246,000 for the second quarter of 2007.

The Century Casino and Hotel’s net operating revenue was $5,599,000 for the six months ended June 30, 2008 compared to $5,710,000 for the six months ended June 30, 2007. The decrease is primarily due to the decline in the average exchange rate between the U.S. dollar and rand. In rand, the Century Casino and Hotel’s net operating revenue increased to ZAR 42,858,000 for the six months ended June 30, 2008 from ZAR 40,900,000 for the six months ended June 30, 2007. The Century Casino and Hotel’s Adjusted EBITDA* for the six months ended June 30, 2008 was $1,750,000 compared to $1,973,000 in the same 2007 period. The decrease in Adjusted EBITDA* is primarily due to the decline in the average exchange rate.

Other Operations – The Company’s other operations, which include the Century Casino Millennium in Prague and the Company’s ship-based casinos, contributed net operating revenue of $1,317,000 and Adjusted EBITDA* of $111,000 for the second quarter of 2008 compared to net operating revenue of $1,221,000 and Adjusted EBITDA* of $30,000 for the second quarter of 2007. The increase in Adjusted EBITDA* is primarily due to improved ship-based operations. These operations contributed net operating revenue of $2,518,000 and $2,513,000 for the six months ended June 30, 2008 and 2007, respectively and contributed Adjusted EBITDA* of $179,000 and $273,000 for the six months ended June 30, 2008 and 2007, respectively. The decline in Adjusted EBITDA* is primarily due to increased general and administrative expenses at the Century Casino Millennium.

  * See discussion and reconciliation of Adjusted EBITDA below.
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Corporate – Corporate operations reports negative Adjusted EBITDA* of $1,703,000 for the second quarter of 2008 compared to negative Adjusted EBITDA* of $2,030,000 for the second quarter of 2007. The increase in Adjusted EBITDA* is primarily due to a decrease in general and administrative expenses of $282,000.

Corporate operations reports negative Adjusted EBITDA* of $2,823,000 for the six months ended June 30, 2008 compared to negative Adjusted EBITDA* of $2,759,000 for the six months ended June 30, 2007. The slight decrease in Adjusted EBITDA* is due to a decrease in foreign currency gains recognized period over period of $716,000, offset by decreased general and administrative expenses of $151,000 and the recognition of an additional $494,000 of equity earnings from our investment in Casinos Poland. We acquired a 33.3% interest in Casinos Poland in March 2007.

The Company will post a slide show presentation of the results of operations for the second quarter of 2008 on its web site at www.cnty.com/corporate/investor/presentations/ on Monday, August 11, 2008.

On Monday, August 11, 2008, Century Casinos will host its Q2 2008 Earnings Conference Call, at 10:30am MDT; 6:30pm CEST respectively. US domestic participants please dial +1-800-894-5910, all other international participants please use +1-785-424-1052 to dial in. Participants may also listen to the call live or obtain a recording of the call on our website at www.cnty.com/corporate/investor/financial-results/.

(continued)

  * See discussion and reconciliation of Adjusted EBITDA below.
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CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Statements of Earnings (Unaudited)
(Amounts in thousands, except for share information)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Operating Revenue:
Gaming	$19,533	$21,489	$38,937	$41,378
Hotel, food and beverage	3,388	2,979	6,661	5,846
Other	554	446	1,078	939
Gross revenue	23,475	24,914	46,676	48,163
Less promotional allowances	1,929	2,241	4,150	4,429
Net operating revenue	21,546	22,673	42,526	43,734

Operating Costs and Expenses:
Gaming	8,158	8,473	16,329	16,568
Hotel, food and beverage	2,479	2,542	5,037	5,125
General and administrative	6,778	6,984	13,572	12,785
Impairments and other write-offs, net of recoveries	-	40	-	25
Depreciation	2,311	2,304	4,576	4,323
Total operating costs and expenses	19,726	20,343	39,514	38,826
Earnings from Equity Investment	88	54	548	54
Earnings from Operations	1,908	2,384	3,560	4,962

Non-Operating Income (Expense):
Interest income	56	443	125	717
Interest expense	(1,336)	(1,699)	(2,909)	(3,631)
Other income, net	(6)	(41)	179	787
Non-operating (expense), net	(1,286)	(1,297)	(2,605)	(2,127)
Earnings before Income Taxes, Minority Interest and Preferred Dividends	622	1,087	955	2,835
(Benefit) provision for income taxes	(332)	304	(704)	628
Earnings before Minority Interest and Preferred Dividends	954	783	1,659	2,207
Minority interest in subsidiary losses, net	(69)	315	(180)	652
Preferred dividends issued by subsidiary	(50)	(57)	(103)	(276)
Net Earnings	$835	$1,041	$1,376	$2,583

Earnings Per Share:
Basic	$0.04	$0.05	$0.06	$0.11
Diluted	$0.04	$0.04	$0.06	$0.11

Weighted Average Shares Outstanding:
Basic	23,468,243	23,051,067	23,386,540	23,039,429
Diluted	23,568,223	23,887,922	23,602,966	23,935,403

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CENTURY CASINOS, INC. AND SUBSIDIARIES
FINANCIAL INFORMATION – US GAAP BASIS

Century Casinos, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	June 30, 2008	December 31, 2007
Assets
Current Assets	$12,901	$21,109
Other Assets	171,799	176,974
Total Assets	$184,700	$198,083

Liabilities and Shareholders’ Equity
Current Liabilities	$20,600	$23,903
Non-Current Liabilities	51,151	62,191
Shareholders’ Equity	112,949	111,989
Total Liabilities and Shareholders’ Equity	$184,700	$198,083

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Net Operating Revenue by Property (Unaudited)
(Amounts in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Century Casino & Hotel, Edmonton	$5,795	$4,480	$11,352	$8,632
Womacks Casino & Hotel, Cripple Creek	2,859	4,440	5,741	8,499
Century Casino & Hotel, Central City	4,617	5,060	9,024	9,575
Caledon Hotel, Spa & Casino	4,071	4,414	8,289	8,798
Century Casino & Hotel, Newcastle	2,886	3,057	5,599	5,710
Century Casino Millennium & Cruise Ships	1,317	1,221	2,518	2,513
Corporate	1	1	3	7
Consolidated net operating revenue	$21,546	$22,673	$42,526	$43,734

Century Casinos, Inc.
Adjusted EBITDA Margins** by Property (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Century Casino & Hotel, Edmonton	39%	26%	37%	25%
Womacks Casino & Hotel, Cripple Creek	15%	38%	12%	35%
Century Casino & Hotel, Central City	26%	21%	23%	22%
Caledon Hotel, Spa & Casino	34%	39%	35%	37%
Century Casino & Hotel, Newcastle	29%	37%	31%	35%
Century Casino Millennium & Cruise Ships	8%	2%	7%	11%
Corporate	-	-	-	-
Consolidated Adjusted EBITDA Margin**	21%	21%	21%	23%

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA* by Property (Unaudited)
For the Three Months Ended June 30, 2008
(Amounts in thousands)
	Edmonton	Cripple Creek	Central City	Caledon	Newcastle	Casino Millennium & Cruise Ships	Corporate	Total

Net Earnings	$1,099	$8	$(37)	$598	$256	$-	$(1,089)	$835
Minority Interest	-	-	-	-	31	-	38	69
Interest Income	(5)	-	-	(22)	(13)	(9)	(7)	(56)
Interest Expense	351	(20)	532	147	214	-	112	1,336
Income Taxes	455	7	(34)	286	137	5	(1,188)	(332)
Depreciation	362	438	755	337	226	113	80	2,311
Stock Compensation	-	-	-	-	-	-	349	349
Loss on Disposition of Fixed Assets	-	-	-	34	-	2	2	38
Adjusted EBITDA*	$2,262	$433	$1,216	$1,380	$851	$111	$(1,703)	$4,550

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA* by Property (Unaudited)
For the Three Months Ended June 30, 2007
(Amounts in thousands)
	Edmonton	Cripple Creek	Central City	Caledon	Newcastle	Casino Millennium & Cruise Ships	Corporate	Total

Net Earnings	$298	$793	$50	$782	$246	$(133)	$(995)	$1,041
Minority Interest	-	-	(452)	-	94	-	43	(315)
Interest Income	(6)	(1)	-	(33)	(6)	(1)	(396)	(443)
Interest Expense	346	1	729	183	185	-	255	1,699
Income Taxes	188	490	30	453	156	(4)	(1,009)	304
Depreciation	336	395	721	326	369	103	54	2,304
Stock Compensation	-	-	-	-	-	-	15	15
Impairments and other write-offs, net of recoveries	-	-	-	28	9	3	-	40
(Gain) Loss on disposition of fixed assets	3	1	-	(6)	-	(1)	3	-
Other	-	-	-	-	76	63	-	139
Adjusted EBITDA*	$1,165	$1,679	$1,078	$1,733	$1,129	$30	$(2,030)	$4,784

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA* by Property (Unaudited)
For the Six Months Ended June 30, 2008
(Amounts in thousands)
	Edmonton	Cripple Creek	Central City	Caledon	Newcastle	Casino Millennium & Cruise Ships	Corporate	Total

Net Earnings	$1,933	$(57)	$(414)	$1,333	$552	$(34)	$(1,937)	$1,376
Minority Interest	-	-	-	-	97	-	83	180
Interest Income	(15)	-	-	(41)	(29)	(17)	(23)	(125)
Interest Expense	711	(48)	1,233	307	394	-	312	2,909
Income Taxes	844	(34)	(277)	602	274	3	(2,116)	(704)
Depreciation	717	861	1,509	649	462	223	155	4,576
Stock Compensation	-	-	-	-	-	-	697	697
(Gain) Loss on Disposition of Fixed Assets	-	(10)	-	34	-	4	6	34
Adjusted EBITDA*	$4,190	$712	$2,051	$2,884	$1,750	$179	$(2,823)	$8,943

Century Casinos, Inc.
Reconciliation of Adjusted EBITDA* by Property (Unaudited)
For the Six Months Ended June 30, 2007
(Amounts in thousands)
	Edmonton	Cripple Creek	Central City	Caledon	Newcastle	Casino Millennium & Cruise Ships	Corporate	Total

Net Earnings	$604	$1,347	$(5)	$1,379	$473	$31	$(1,246)	$2,583
Minority Interest	-	-	(925)	-	190	-	83	(652)
Interest Income	(44)	(5)	-	(62)	(8)	(9)	(589)	(717)
Interest Expense	658	18	1,655	369	369	-	562	3,631
Income Taxes	320	827	(3)	897	295	(1)	(1,707)	628
Depreciation	607	784	1,411	644	569	202	106	4,323
Stock Compensation	-	-	-	-	-	-	29	29
Impairments and other write-offs, net of recoveries	-	-	-	28	9	(12)	-	25
(Gain) Loss on disposition of fixed assets	3	1	-	(6)	-	(1)	3	-
Other	-	-	-	-	76	63	-	139
Adjusted EBITDA*	$2,148	$2,972	$2,133	$3,249	$1,973	$273	$(2,759)	$9,989

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CENTURY CASINOS, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION

* The Company defines Adjusted EBITDA as earnings before interest, income taxes, depreciation, amortization, minority interest, pre-opening expenses, non-cash stock based compensation charges, asset impairment costs, gains (losses) on disposition of fixed assets, discontinued operations and certain other one-time items. Intercompany transactions consisting primarily of management fees and interest, along with their related tax effects, are excluded from the presentation of net earnings and Adjusted EBITDA reported for each property.  These adjustments have no effect on the consolidated results. Adjusted EBITDA is not considered a measure of performance recognized under accounting principles generally accepted in the United States of America. Management believes that Adjusted EBITDA is a valuable measure of the relative performance among its operating segments. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue, and the often high cost of acquiring existing operations. EBITDA (Earnings before interest, taxes, depreciation and amortization) is used by our lending institutions to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies. Not all of the aforementioned benefits and costs occur in each reporting period, but have been included in the definition based on historic activity.

** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

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About Century Casinos, Inc:

Century Casinos, Inc. is an international casino entertainment company that owns and operates the Womacks Casino and Hotel in Cripple Creek, Colorado, the Century Casino & Hotel in Central City, Colorado, the Century Casino & Hotel in Edmonton, Alberta, Canada, and the Century Casino Millennium in the Marriott Hotel in Prague, Czech Republic. The Company also operates casinos aboard the Silver Cloud, The World of ResidenSea, and the vessels of Oceania Cruises. Through its subsidiary Century Casinos Africa (Pty) Limited, it owns and operates The Caledon Hotel, Spa & Casino near Cape Town, South Africa, as well as 60% of, and provides technical casino services to, Century Casino Newcastle, in Newcastle, South Africa. Furthermore, the Company's Austrian subsidiary, Century Casinos Europe GmbH, holds a 33.3% ownership interest in Casinos Poland Ltd, the owner and operator of seven full casinos and one slot casino in Poland. The Company continues to pursue other international projects in various stages of development.

For more information about Century Casinos, visit our new website at www.centurycasinos.com. Century Casinos’ common stock trades on The NASDAQ Capital Market® and the Vienna Stock Exchange under the symbol CNTY.

This release may contain “forward-looking statements“ within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding revenue growth, marketing efforts, progress at and plans for our casinos, gaming market growth, the impact of improvements at our properties, the impact of the Colorado law banning smoking in casinos and impact of economic downturn. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the sections entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K filed on March 17, 2008 and under Part II. Item 1A of our Quarterly Report on Form 10-Q filed on May 12, 2008. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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